EXHIBIT 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements are based upon the historical financial statements of Princeton Acquisitions, Inc., (“Princeton”), Hunter Bates Mining Corporation (“Hunter Bates”) and Gregory Gold Producers, Incorporated (“Gregory Gold”).  Hunter Bates and Gregory Gold were wholly owned subsidiaries of Wits Basin Precious Minerals Inc. (“Wits Basin”).

On September 11, 2009, Princeton entered into an agreement concerning the exchange of securities with Hunter Bates (and subsidiary) and its shareholders, whereby Princeton would acquire all of the outstanding equities of Hunter Bates. Effective September 29, 2009, Princeton completed the exchange with the shareholders of Hunter Bates common stock, in which each Hunter Bates shareholder exchanged one share of its Hunter Bates common stock (and each right to acquire a share of Hunter Bates common stock), for one newly issued share of Princeton common stock and rights to purchase Princeton common stock (the “Share Exchange”). In total, Princeton issued 19,500,000 common shares and 2,500,000 warrants to purchase additional common shares. After the Share Exchange, Hunter Bates became a wholly-owned subsidiary of Princeton, and approximately 94% of the issued and outstanding common shares of Princeton are now held by Wits Basin.

On September 3, 2009, prior to the Share Exchange, Wits Basin contributed all of its equity interests in Gregory Gold to Hunter Bates, thereby making Gregory Gold a wholly owned subsidiary of Hunter Bates.  Accordingly, Gregory Gold has been included in these pro forma financial statements.

For financial reporting purposes, the business consolidation is to be accounted for as an additional capitalization of Hunter Bates, with Hunter Bates as the acquirer (reverse merger).  The operations of Hunter Bates and its wholly owned subsidiary (Gregory Gold) will be the continuing operations of Princeton.

The accompanying unaudited pro forma combined balance sheet as of June 30, 2009, presents the historical financial information of Princeton, as adjusted for the merger of Hunter Bates and Gregory Gold.

The unaudited pro forma statement of operations for the year ended June 30, 2009, combines the historical financial information of Hunter Bates and Gregory Gold for the twelve months ended June 30, 2009, with the historical financial information of Princeton for the year ended June 30, 2009, as if the transactions occurred on July 1, 2008.

The unaudited pro forma combined financial statements are provided for informational purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position of Princeton that would have been recorded had the acquisition of Hunter Bates and merger of Gregory Gold been completed as of the dates presented, and should not be taken as representative of future results of operations or financial position of Princeton. The unaudited pro forma combined statement of operations do not include any costs directly attributed to the Share Exchange, which, based upon information available at the date of preparation of the pro forma financial statements, are expected to be approximately $75,000. The pro forma statement of operations also does not include any non-recurring charges or credits directly related to the transaction.

The unaudited pro forma combined financial statements should be read in conjunction with the audited historical financial statements and accompanying notes contained in Princeton’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 and Hunter Bates and Gregory Gold’s historical financial statements and accompanying notes included herein.

PRINCETON ACQUISITIONS, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
JUNE 30, 2009

	Princeton	Hunter	Gregory
	Acquisitions	Bates	Gold	Pro Forma		Pro Forma
	Historical	Historical	Historical	Adjustments		Combined

Assets
Current assets:
Cash and cash equivalents	$998	$—	$1,097	$—		$2,095

Property, plant and equipment, net	—	1,932,519	61,841	—		1,994,360
Mineral properties and development costs	—	5,255,635	—	—		5,255,635
Total Assets	$998	$7,188,154	$62,938	$—		$7,252,090

Liabilities and Shareholder’s Equity (Deficit)
Current liabilities:
Convertible note payable – current portion	$—	$—	$150,000	$—		$150,000
Current portion of long – term note payable	—	217,112	—	—		217,112
Accounts payable	1,712	—	29,823	—		31,535
Due to Wits Basin Precious Minerals Inc.	—	826,891	5,483,233	(3,810,124	) (d)	2,000,000
				(500,000	) (a)
Note payable – related party	19,500	—	—	—		19,500
Accrued expenses	888	313,500	86,361	—		400,749
Total current liabilities	22,100	1,357,503	5,749,417	(4,310,124)		2,818,896

Convertible note payable long – term portion	—	—	304,923	—		304,923
Long-term note payable, net of discount	—	5,453,058	—	—		5,453,058
Deferred income tax liability	—	284,000	—	(284,000	) (e)	—
Total liabilities	22,100	7,094,561	6,054,340	(4,594,124)		8,576,877

Shareholder’s equity (deficit):
Preferred stock	—	—	—	—		—
Common stock	1,711	10	1	(11	) (b)	21,211
				1,000	(a)
				18,500	(b)
Additional paid-in capital	273,600	—	—	(18,489	) (b)	4,267,822
				499,000	(a)
				(296,413	) (c)
				3,810,124	(d)
Accumulated deficit during development stage	(296,413)	93,583	(5,991,403)	296,413	(c)	(5,613,820)
				284,000	(e)
Total shareholder’s equity (deficit)	(21,102)	93,593	(5,991,402)	4,594,124		(1,324,787)
Total Liabilities and Shareholder’s Equity	$998	$7,188,154	$62,938	$—		$7,252,090

See the accompanying notes to the pro forma combined financial statements.

PRINCETON ACQUISITIONS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2009

	Princeton	Hunter	Gregory
	Acquisitions	Bates	Gold	Pro Forma		Pro Forma
	Historical	Historical	Historical	Adjustments		Combined

Revenues	$—	$—	$—	$—		$—

Operating Expenses:
General and administrative	31,518	17,603	67,136	—		116,257
Exploration expenses	—	—	494,857	—		494,857
Depreciation and amortization	—	87,204	18,520	—		105,724
Total operating expenses	31,518	104,807	580,513	—		716,838
Loss from operations	(31,518)	(104,807)	(580,513)	—		(716,838)

Other Income (Expense):
Other income	40,000	—	197	—		40,196
Interest expense	(1,506)	(370,464)	(56,969)	—		(428,939)
Foreign currency gains	—	988,119	—	—		988,119
Total other income (expense)	38,494	617,655	(56,773)	—		599,376
Income (loss) before income taxes	6,976	512,848	(637,286)	—		(117,462)

Income tax provision	—	(327,000)	—	327,000	(e)	—
Net income (loss)	$6,976	$185,848	$(637,286)	$327,000		$(117,462)

Net loss per common share						$(0.01)

Weighted average number of common shares outstanding					(a)	21,210,649

See the accompanying notes to the pro forma combined financial statements.

PRINCETON ACQUISITIONS, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
AS OF JUNE 30, 2009

(1) DESCRIPTION OF THE TRANSACTIONS

Transfer of Gregory Gold

On September 3, 2009, Wits Basin Precious Minerals Inc. (the “Wits Basin”) contributed all of its equity interests (100 shares of common stock) in Gregory Gold Producers, Incorporated (“Gregory Gold”) a Colorado corporation and wholly owned subsidiary of Wits Basin to Hunter Bates Mining Corporation (“Hunter Bates”) a Minnesota corporation, also a wholly owned subsidiary of Wits Basin, thereby making Gregory Gold a wholly owned subsidiary of Hunter Bates.  Since this transaction was between commonly controlled entities, no consideration was recorded and all assets and liabilities were recorded at historical costs.

Gregory Gold has been the entity utilized by Wits Basin to carryon the initial exploration operations at the Bates-Hunter Mine since 2005 and until the present time. Hunter Bates was formed as the entity to consummate the acquisition of the Bates-Hunter Mine and has not had any activity other than the initial mine purchase, recording of the changes in the foreign exchange rates between the U.S. Dollar and the Canadian Dollar on the outstanding note payable and the associated financing interest expenses related to the acquisition financing since the purchase on June 12, 2008.

Hunter Bates

Effective September 3, 2009, Hunter Bates amended its Articles of Incorporation to increase the number of authorized shares of capital stock from 1,000,000 to 100,000,000. In conjunction with the amendment, the number of shares issued to Wits Basin was increased from 1,000 to 18,500,000 in anticipation of the Share Exchange.

Share Exchange with Hunter Bates

On September 29, 2009, Princeton Acquisitions, Inc., a publicly trade Colorado corporation, completed a reverse acquisition with the shareholders of Hunter Bates common stock, in which the Hunter Bates shareholders exchanged one share of their Hunter Bates common stock (and each right to acquire a share of Hunter Bates common stock), for one newly issued share of Princeton common stock (the “Share Exchange”). After the Share Exchange, Hunter Bates became a wholly-owned subsidiary of Princeton.

(2) BASIS OF PRESENTATION

The accompanying pro forma combined financial statements are presented to reflect the acquisition of Hunter Bates by Princeton, with the operations of Hunter Bates including its wholly owned subsidiary (Gregory Gold) being the continuing operations of the combined entity.  For accounting purposes, the acquisition has been treated as a recapitalization of Hunter Bates with Hunter Bates as the acquirer (reverse acquisition).

The accompanying pro forma combined balance sheet as of June 30, 2009 has been prepared to give effect to the reverse acquisition of Hunter Bates by Princeton as if the acquisition occurred on June 30, 2009.  The accompanying pro forma combined statement of operations combines the historical operations of Hunter Bates and Gregory Gold for the twelve months ended June 30, 2009, as if the acquisition had occurred on July 1, 2008.

(3) DESCRIPTION OF THE ELIMINATION ADJUSTMENTS

(a) During September 2009, prior to the Share Exchange, Hunter Bates completed a private placement offering to accredited investors (as that term is defined under Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) of 1,000,000 Units, each Unit consisting of one share of Hunter Bates common stock and one warrant to purchase a share of Hunter Bates common stock at an exercise price of $1.00, at a per Unit price of $0.50. The effective proceeds totaling $500,000 was used to reduce the intercompany note payable with Wits Basin.

(b) Prior to the Share Exchange, Hunter Bates issued 18,499,000 shares to Wits Basin, thereby bringing the total shares held by Wits Basin to be 18,500,000.  As part of the Share Exchange, Wits Basin purchased 1,383,543 of the 1,710,649 outstanding common shares of Princeton, leaving 327,106 common shares still retained by the original Princeton shareholders. Wits Basin then exchanged 100% of the Hunter Bates common shares it held (18,500,000 shares) for newly issued common shares of Princeton. At the completion of the transactions, Wits Basin owns 19,883,543 of the 21,210,649 common shares of Princeton outstanding, which includes the 1,000,000 shares issued in the private placement disclosed in Note (a) above.  The common stock of Hunter Bates and Gregory Gold are eliminated in the consolidation.

 (c) As a result of the Share Exchange, Princeton’s accumulated deficit during the development stage will be eliminated and offset against additional paid in capital.

(d) As of June 30, 2009, Wits Basin had advanced Hunter Bates and Gregory Gold a combined $6,310,124. In connection with the Share Exchange transaction, it is the intention of Wits Basin and Hunter Bates to establish a formalized note payable with a total balance of $2,500,000. Accordingly, all but $2,500,000 of the amount owing to Wits Basin will be reclassified as additional paid in capital.

(e) As part of the Share Exchange, it is anticipated that unrecognized deferred tax assets on an individual entity basis will be used to offset any deferred tax liabilities on a consolidated basis and the combined entity will have a net loss and a full valuation allowance recorded. Accordingly, all deferred taxes are eliminated in the pro forma and offset to accumulated deficit.